Exhibit 10.2

ROLLOVER AGREEMENT

This ROLLOVER AGREEMENT (this “Agreement”) is made as of September 8, 2015 among Joe’s Jeans Inc., a Delaware corporation (the “Company”), and each of the undersigned Persons set forth on Schedule A hereto (individually, a “Noteholder”, and collectively, the “Noteholders”).  All capitalized terms not defined herein have the meanings in the Agreement and Plan of Merger, dated as of September 8, 2015 (the “Merger Agreement”) among the Company, JJ Merger Sub LLC, a Delaware limited liability company and a wholly-owned Subsidiary of the Company (“Merger Sub”), and RG Parent, LLC, a Delaware limited liability company (“RG”).

RECITALS

WHEREAS, pursuant to the Merger Agreement, Merger Sub will be merged with and into RG, with RG surviving the Merger, on the terms and subject to the conditions set forth in the Merger Agreement at the Effective Time.

WHEREAS, as an inducement for the Company and Merger Sub to enter into the Merger Agreement and as a condition precedent to the consummation of the Merger at the Effective Time, each Noteholder has agreed, on the terms and subject to the conditions of this Agreement, to contribute to the Company the Convertible Notes set forth on Schedule A in exchange for:

(a)                                 issuance by the Company of a number of shares of the Company Common Stock (with respect to each Noteholder, the “Stock Payment”) with a value (at the agreed upon value per share of $11.10 per share of Company Common Stock (the “Implied Per Share Price”)) equal to the sum of (i) the percentage specified for such Noteholder in the column entitled “Stock Payment Percentage” on Schedule A of the principal amount of Convertible Notes as of the Rollover Time (as defined below) held by such Noteholder, which amount as of July 1, 2015, is specified for such Noteholder in the column entitled “Principal Amount” on Schedule A and which will be increased by any PIK interest payable in accordance with the terms of the Convertible Notes until the Rollover Time, plus (without duplication) (ii) all accrued interest, including default interest as applicable, owing on 50% of the principal amount of such Convertible Notes in accordance with the terms of the Convertible Notes as of the Rollover Time, which amount as of July 1, 2015, is specified for such Noteholder in the column entitled “Accrued Interest” on Schedule A and which will continue to accrue interest in accordance with the terms of the Convertible Notes until the Rollover Time;

(b)                                 a cash payment by the Company (with respect to each Noteholder, the “Cash Payment”) equal to the percentage specified for such Noteholder in the column entitled “Cash Payment Percentage” on Schedule A of the principal amount of Convertible Notes as of the Rollover Time held by such Noteholder, which amount as of July 1, 2015, is specified for such Noteholder in the column entitled “Principal Amount” on Schedule A and which will be increased by any PIK interest payable in accordance with the terms of the Convertible Notes until the Rollover Time; provided, that for the purposes of this Agreement, the Cash Payment shall be deemed to have been made first in respect of all accrued interest, including default interest as applicable, owing on 100% of the principal amount of such Convertible Notes in accordance with the terms of the Convertible Notes as of the Rollover Time and thereafter, any remaining portion of the Cash Payment shall be made in respect of the principal amount of Convertible Notes held by such Noteholder; and

(c)                                  a modified convertible note (with respect to each Noteholder, the “Modified Note Payment”) in the form attached as Exhibit B (each a “Modified Convertible Note”, and collectively, the “Modified Convertible Notes”) with a principal amount equal to the sum of (i) the percentage specified for such Noteholder in the column entitled “Modified Note Payment Percentage” on Schedule A of the principal amount of Convertible Notes as of the Rollover Time held by such Noteholder, which amount as of July 1, 2015, is specified for such Noteholder in the column entitled “Principal Amount” on Schedule A and which will be increased by any PIK interest payable in accordance with the terms of the Convertible Notes until the Rollover Time, plus (without duplication) (ii) all accrued interest, including default interest as applicable, owing on 50% of the principal amount of such Convertible Notes in accordance with the terms of the Convertible Notes as of the Rollover Time, which amount as of July 1, 2015, is specified for such Noteholder in the column entitled “Accrued Interest” on Schedule A and which will continue to accrue interest in accordance with the terms of the Convertible Notes until the Rollover Time, each as more fully described below.

NOW, THEREFORE, in consideration of the representations and warranties herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1
ROLLOVER

1.1                               Convertible Notes.  On the terms and subject to the conditions of this Agreement, effective as of the Rollover Time:  (i) each Noteholder agrees that all of such Noteholder’s right, title and interest in and to Convertible Notes identified on Schedule A with respect to such Noteholder shall be contributed, transferred and assigned to the Company; and (ii) the Company shall (A) issue to such Noteholder the Stock Payment due to such Noteholder; (B) pay such Noteholder the Cash Payment due to such Noteholder; (C) issue to such Noteholder the Modified Note Payment due to such Noteholder, in each case, as promptly as practicable following the Rollover Time (but in any case, on the same day as the Rollover Time and as part of the Closing, and in the case of the Cash Payment, by wire transfer of immediately available funds), and such Noteholder shall accept the consideration set forth in clauses (A) through (C) as consideration for the contribution of Convertible Notes identified on Schedule A; and (D) cancel the Convertible Notes.

1.2                               Timing.  On the terms and subject to the conditions of this Agreement, the Noteholders and the Company agree that the contribution, issuances, payments and cancellations contemplated by Section 1.1 shall be deemed to occur immediately prior to the Effective Time (the “Rollover Time”) and shall be effective at the Rollover Time without any further consent, approval or action by either the Company or any of the Noteholders, with such payments and issuances occurring promptly following the Effective Time; provided that, if for any reason the Merger is not consummated, then the Convertible Notes shall remain outstanding in accordance with the terms of the Convertible Notes.

1.3                               Acknowledgements.  In connection with the issuance of the Stock Payment and the Modified Note Payment, each Noteholder understands and acknowledges to the Company that:

(a)                                 the offering and issuance of the Stock Payment and the Modified Note Payment are intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of the provisions of Section 4(a)(2) of the Securities Act;

(b)                                 the issuance of the Company Common Stock and the Modified Convertible Notes pursuant hereto may involve tax consequences, the Company has not provided the Noteholder with tax advice or information, and the Noteholder must retain its own professional advisors to evaluate the tax and other consequences of an investment in the Company Common Stock and the Modified Convertible Notes; and

(c)                                  the Company Common Stock and the Modified Convertible Notes have not been registered under the Securities Act and must be held indefinitely unless transferred or sold in a transaction covered by an effective registration statement under the Securities Act or such transfer or sale is permitted pursuant to an available exemption from such registration requirement.

1.4                               Deliveries.

(a)                                 Within five (5) Business Days of the execution and delivery of this Agreement, each Noteholder shall deliver to the Company or to counsel for one or more of the Noteholders:

(i)                                     the Convertible Notes held by such Noteholder and identified on Schedule A, free and clear of all Liens (other than any restrictions under the Securities Act and state securities laws, and those arising under the terms of the Convertible Notes or this Agreement), together with assignments in favor of the Company in form reasonably acceptable to the Company;

(ii)                                  a signature page to the registration rights agreement in the form attached as Exhibit C (the “Registration Rights Agreement”), duly executed by such Noteholder; and

(iii)                               if applicable, a Spousal Consent.

The Convertible Notes, assignments and Spousal Consents, if any, shall be held in escrow until the earlier of (i) the Effective Time and (ii) the termination of this Agreement in accordance with Section 4.13.

(b)                                 At the Effective Time, the Company shall deliver to, or cause the Paying Agent to deliver to, each of the Noteholders the applicable Stock Payment, the applicable Cash Payment, the applicable Modified Convertible Notes, duly executed by the Company, and the Registration Rights Agreement, duly executed by the parties thereto (other than the Noteholders).

(c)                                  On the date hereof, the Company shall deliver to each of the Noteholders a true and correct copy of the Merger Agreement, the Stock Purchase Agreement, the Asset Purchase Agreements, in each case, executed by each of the parties thereto, any other exhibits, schedules and ancillary documents thereto or reasonably requested by the Noteholders (collectively, the “Transaction Documents”), and thereafter, any amendments, modifications or waivers to any of the foregoing.

1.5                               Adjustments.  In the event that the Company changes the number of shares of Company Common Stock or securities convertible or exchangeable into or exercisable for shares of Company Common Stock issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer, or other similar transaction, the Implied Per Share Price shall be equitably adjusted.  For the avoidance of doubt, this Section 1.5 shall not require any adjustment as a result of the 1 for 30 reverse stock split contemplated by the Merger Agreement unless such ratio is modified and then the Implied Per Share Price shall be adjusted accordingly.

1.6                               Noteholder Representation and Warranties.  Each Noteholder a party hereto represents and warrants to the Company (on behalf of such Noteholder only and for no other Noteholder) that the following statements are true and correct:

(a)                                 Organization.  If such Noteholder is an entity, such Noteholder is duly formed, validly existing, and in good standing under the laws of the jurisdiction of its creation, formation or organization and there is no pending or, to the knowledge of such Noteholder, threatened action for the dissolution, liquidation, insolvency, or rehabilitation of such Noteholder.

(b)                                 Authority; Enforceability.  Such Noteholder has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  The execution, delivery, and performance by such Noteholder of this Agreement has been duly authorized by all necessary action of such Noteholder; and this Agreement has been duly executed and delivered by such Noteholder and is the legal, valid and binding obligation of such Noteholder enforceable against such Noteholder in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(c)                                  No Consents; No Violations.

(i)                                     No authorization, approval or other action by, and no notice to or filing with, any governmental authority is required on the part of such Noteholder for the due execution, delivery, and performance by such Noteholder of this Agreement.

(ii)                                  The execution and delivery of this Agreement by such Noteholder and the performance by such Noteholder of its obligations hereunder do not and will not result in any breach, violation or contravention of (A) if such Noteholder is an entity, such Noteholder’s organizational documents, (B) any Law or Order applicable to such Noteholder, or (C) any Contract to which such Noteholder is a party or by which any of its properties is bound.

(d)                                 Ownership.  Such Noteholder holds of record and beneficially owns those Convertible Notes as are set forth on Schedule A, free and clear of any Liens (other than any restrictions under the Securities Act and state securities laws, and those arising under the terms of the Convertible Notes and this Agreement).  Such Noteholder is not a party to any (i) Contract that could require such Noteholder to sell, transfer, or otherwise dispose of any Convertible Notes held by the Noteholder or any beneficial interest therein (other than this Agreement) or (ii) other Contract (including any pledge) with respect to the Convertible Notes other than any Contracts entered into between the Company and any Noteholder in connection with the 2013 acquisition of Hudson Clothing Holdings, Inc. by the Company.  Upon the consummation of the transactions contemplated hereby, such Noteholder will have transferred its entire right, title and interest in, to and under such Convertible Notes to the Company, and the Company will have good, valid and marketable title to such Convertible Notes, free and clear of any Lien (other than any restrictions under the Securities Act and state securities laws, and those arising under the terms of the Convertible Notes and this Agreement).

(e)                                  Investment Representations.

(i)                                     The Company Common Stock and the Modified Convertible Notes to be acquired by such Noteholder are being acquired for its own account, not as a nominee or agent for any other person, and without a view to the distribution of the Company Common Stock or the Modified Convertible Notes or any interest therein in violation of the Securities Act, and the Company Common Stock and the Modified Convertible Notes will not be disposed of in contravention of the Securities Act or any applicable state securities laws.

(ii)                                  Such Noteholder (A) is an “Accredited Investor” as such term is defined in Regulation D under the Securities Act, or (B)  has, or with a “purchaser representative” (as defined in Rule 501 of the Securities Act as presently in effect) has such knowledge and experience in financial or business matters that the Noteholder is capable of evaluating the merits and risks of the investment in the Company Common Stock and the Modified Convertible Notes.

(iii)                               Such Noteholder has business or financial experience or the business or financial experience of its professional adviser, who is unaffiliated with and who is not compensated by the Company or any affiliate of the Company, directly or indirectly, from which it could be reasonably assumed that the Noteholder has the capacity to protect its own interest in connection with the transaction.

(iv)                              Such Noteholder has been provided, to its satisfaction, the opportunity to ask questions concerning the terms and conditions of the offering and issuance of the Company Common Stock and the Modified Convertible Notes, has had all such questions answered to its satisfaction and has been supplied all additional information requested by it to verify the accuracy of the information furnished to it.

1.7                               Company Representation and Warranties.  Except (i) as disclosed in the Company SEC Documents or (ii) as set forth in the Company Disclosure Schedule to the Merger Agreement (which has been provided to the Noteholders prior to the date hereof), the Company represents and warrants to each of the Noteholders as follows (such representations and warranties are given with the assumption that the Asset Sale Transactions have been consummated):

(a)                                 Organization, Standing and Corporate Power of the Company.  The Company is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated.  Each of the Company’s Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated or formed.  Each of the Company and its Subsidiaries has all requisite corporate or other power, as the case may be, and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted.  Each of the Company and its Subsidiaries is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

(b)                                 Capitalization.

(i)                                     The authorized capital stock of the Company consists of 100,000,000 shares of common stock, par value $0.10 per share, and 5,000,000 shares of Company Preferred Stock.  At the close of business on the date of this Agreement, (i) 70,075,429 shares of Company Common Stock were issued and outstanding, (ii) 727,137 shares of Company Common Stock were held by the Company in its treasury and (iii) no shares of Company Preferred Stock were issued and outstanding.  All of the shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.  None of the Subsidiaries of the Company beneficially owns any shares of Company Common Stock or any other equity securities of the Company.

(ii)                                  Since January 1, 2014, the Company has not issued any shares of its capital stock, voting securities or equity interests, or any securities convertible into or exchangeable or exercisable for any shares of its capital stock, voting securities or equity interests, other than pursuant to the outstanding awards under the Company Incentive Plan or as otherwise expressly permitted by the Merger Agreement.

(iii)                               Except (i) as set forth in Section 1.7(b)(i) or in the Company Disclosure Schedule or (ii) for the Convertible Notes, as of the date of this Agreement there are not, and as of the Closing there will not be, any shares of capital stock, voting securities or equity interests of (or any securities convertible into, exercisable or exchangeable for equity interests of) the Company issued and outstanding or any subscriptions, options, warrants, calls, convertible or exchangeable securities, rights, commitments or agreements of any character providing for the issuance of, or obligating the Company or any of its Subsidiaries to transfer or sell, any shares of capital stock, voting securities or equity interests of (or any securities convertible into, exercisable or exchangeable for equity interests of) the Company, including any representing the right to purchase or otherwise receive any Company Common Stock.  Except as provided for by the Company Incentive Plan and the Convertible Notes, none of the Company or any of its Subsidiaries has issued or is bound by any outstanding subscriptions, options, warrants, calls, convertible or exchangeable securities, rights, commitments or agreements of any character providing for the issuance or disposition of any shares of capital stock, voting securities or equity interests of any Subsidiary of the Company.  There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock, voting securities or equity interests (or any options, warrants or other rights to acquire any shares of capital stock, voting securities or equity interests) of the Company or any of its Subsidiaries.  Except as set forth in Section 2.2(c) of the Company Disclosure Schedule, none of the Company or any Subsidiary of the Company is a party to any stockholders’ agreement, voting trust agreement, registration rights agreement or other similar agreement or understanding relating to capital stock, voting securities or equity interests of the Company or any of its Subsidiaries or any other agreement relating to the disposition, voting or dividends with respect to any such stock, securities or interests.

(c)                                  Authority; Noncontravention.

(i)                                     The Company has all necessary corporate or other power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  The execution, delivery and performance by the Company of this Agreement have been duly authorized and approved by the Company Board and no other corporate or other action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement.  This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the Noteholders, constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(ii)                                  Except as set forth in Section 2.3(c) of the Company Disclosure Schedule, none of the execution and delivery of this Agreement by the Company or compliance by the Company with any of the terms or provisions hereof will, (i) conflict with or violate any provision of the Company Charter Documents, (ii) violate any material Law applicable to the Company, any of its Subsidiaries or any of their respective properties or assets or (iii) violate, conflict with, result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of, the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any Contract or Permit, to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except, in the case of clause (iii), for such violations, conflicts, losses, defaults, terminations, cancellations, accelerations or Liens as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

(d)                                 Governmental Approvals.  Except as provided in Section 2.4 of the Merger Agreement, no consents or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution, delivery and performance of this Agreement by the Company.

(e)                                  Issuance and Delivery of Purchased Shares.  The Company Common Stock comprising the Stock Payment and the Modified Convertible Notes comprising the Modified Note Payment and the issuance of the Company Common Stock upon conversion of the Modified Convertible Notes have been duly authorized and, when issued by the Company in each case in compliance with the provisions of this Agreement and the Modified Notes, (a) shall be free and clear of any and all Liens, except for such Liens as are expressly set forth in this Agreement or otherwise imposed by applicable federal or state securities laws or by the Noteholder, (b) shall have been duly authorized and validly issued and (c) shall be fully paid and nonassessable.

(f)                                   No General Solicitation.  Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Section 4(a)(2) under the Securities Act) in connection with the offer or issuance of the Company Common Stock comprising the Stock Payment and the Modified Convertible Notes comprising the Modified Note Payment.

(g)                                  Preemptive Rights; Rights of First Offer.  None of the issuance of the Company Common Stock and the Modified Convertible Notes pursuant to this Agreement and the issuance of Company Common Stock upon conversion of the Modified Convertible Notes in accordance with their terms are or will be subject to any preemptive rights, rights of first offer or similar rights of any Person.

(h)                                 Private Placement.  Assuming the accuracy of the representations and warranties of the Noteholders set forth in Section 1.5(e) of this Agreement, the issuance of the Company Common Stock comprising the Stock Payment and the Modified Convertible Notes comprising the Modified Note Payment and the issuance of the Company Common Stock upon conversion of the Modified Convertible Notes, in each case in conformity with the terms of this Agreement and the Modified Convertible Notes, are exempt from the registration requirements of Section 5 of the Securities Act.

(i)                                     Registration Rights.  Other than the Registration Rights Agreement and except as set forth in Section 2.13 of the Company Disclosure Schedule, the Company has not granted or agreed to grant, and is not under any obligation to provide, any rights (including “piggy-back” registration rights) to register under the Securities Act any of its presently outstanding securities or any of its securities that may be issued subsequently.

ARTICLE 2
COVENANTS AND RELEASES

2.1                               Further Assurances.  If at any time before or after the Effective Time, any of the parties hereto reasonably believes or is advised that any further instruments, deeds, assignments or assurances are reasonably necessary to consummate the contribution of Convertible Notes, the payment of the Cash Payment, issuance of the Stock Payment and the issuance of the Modified Note Payment, as contemplated herein, or to carry out the purposes and intent of this Agreement at or after the Rollover Time, then the parties hereto, and their respective officers and directors, as applicable, shall execute and deliver all such proper deeds, assignments, instruments and assurances and do all other things reasonably necessary to consummate the contribution of the Convertible Notes, the payment of the Cash Payment, issuance of the Stock Payment and the issuance of the Modified Note Payment and to carry out the purposes and intent of this Agreement, including the amendment of the Convertible Notes by the requisite number of Noteholders to facilitate and consummate the transactions contemplated by the parties.

2.2                               Releases.

(a)                                 Effective as of the Effective Time, each of the Noteholders, on their own behalf and on behalf of their respective Affiliates, including, without limitation, derivatively, to the fullest extent legally possible, hereby completely and forever releases, waives and discharges, and shall be forever precluded from asserting, any and all claims, obligations, suits, judgments, damages, debts, rights, causes of action and liabilities of any kind or nature, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, whether or not hidden or concealed, then existing in law, equity or otherwise, that directly or derivatively, to the fullest extent legally possible, it has, had or may have against the Company or its Subsidiaries, or any of their or their Affiliates’ present or former directors, officers, employees, management, predecessors, members, attorneys, accountants, underwriters, investment bankers, financial advisors, appraisers, representatives or agents acting in such capacity, that are based in whole or in part on any act, omission, transaction or other occurrence (i) prior to the date hereof arising out of or related to such Noteholder’s status as a director, officer or employee of the Company or any of its subsidiaries, or (ii) prior to the Effective Time arising out of or related to any and all matters related to the Convertible Notes, including, but not limited to, such Noteholder’s status as an owner or holder of such Convertible Notes and the payment of any premium or penalty upon the occurrence of the Merger or the other transactions contemplated by the Merger Agreement pursuant to the terms of the Convertible Notes or otherwise; provided, however, that the foregoing release shall not cover (A) claims under the Stock Purchase Agreement, dated July 15, 2013, by and among the Company, Hudson Clothing Holdings, Inc., and such other parties set forth on the signature pages thereto, (B) if such Noteholder (or any employee, officer or designee thereof) is or was a director or officer of the Company or any Subsidiary of the Company, claims for indemnification under applicable Law, the Company’s or such Subsidiary’s certificate of incorporation or bylaws or other organizational documents or any indemnification agreement with the Company or its Affiliates, (C) if such Noteholder is or was an employee of the Company, claims for wages, accrued vacation and other employee benefits under offer letters, employment agreements or policies of the Company or its Affiliates and (D) claims to enforce this Agreement or any agreement or instrument entered into pursuant hereto.

(b)                                 Effective as of the Effective Time, the Company on its own behalf and on behalf of its Affiliates, including, without limitation, derivatively, to the fullest extent legally possible, hereby completely and forever releases, waives and discharges, and shall be forever precluded from asserting, any and all claims, obligations, suits, judgments, damages, debts, rights, causes of action and liabilities of any kind or nature, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, whether or not hidden or concealed, then existing in law, equity or otherwise, that directly or derivatively, to the fullest extent legally possible, it has, had or may have against each of the Noteholders or any of their respective Subsidiaries, or any of their or their Affiliates’ present or former directors, officers, employees, management, predecessors, members, attorneys, accountants, underwriters, investment bankers, financial advisors, appraisers, representatives or agents acting in such capacity, that are based in whole or in part on any act, omission, transaction or other occurrence (i) prior to the date hereof arising out of or related to such Noteholder’s status as a director, officer or employee of the Company or any of its subsidiaries, or (ii) prior to the Effective Time arising out of or related to any and all matters related to the Convertible Notes, including, but not limited to, such Noteholder’s status as an owner or holder of such Convertible Notes or otherwise; provided, however, that the foregoing release shall not cover claims under this Agreement or any agreement or instrument entered into pursuant hereto or the Stock Purchase Agreement, dated July 15, 2013, by and among the Company, Hudson Clothing Holdings, Inc., and such other parties set forth on the signature pages thereto.

(c)                                  Each releasing party acknowledges that such releasing party is familiar with and understands the provision of Section 1542 of the California Civil Code, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HER OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HER OR HER MUST HAVE MATERIALLY AFFECTED HER OR HER SETTLEMENT WITH THE DEBTOR.”

Being aware of that code section, such releasing party expressly waives and relinquishes any rights or benefits such releasing party may have thereunder, as well as any other state or federal statutes or common law principles of similar effect.  Each releasing party intends and agrees that the waiver and release provided for in this Agreement shall be effective as a full and final accord and satisfaction and release of any and all claims of every nature and kind whatsoever, whether known or unknown, suspected or unsuspected.

2.3                               Confidentiality.  Each Noteholder expressly agrees (as if such Noteholder was expressly a party to the Confidentiality Agreements (as defined below)) to, and to cause such Noteholder’s Affiliates, directors, officers, employees, agents, accountants, attorneys, bankers, partners, advisors and representatives (collectively, “Representatives”) to treat as “Confidential Information” as such term is defined under the terms of the Confidentiality and Nondisclosure Agreements dated July 15, 2015, between the Company and Mr. Peter Kim (“Mr. Kim”) and between the Company and Fireman Capital CPF Hudson Co-Invest LP (“Fireman”), respectively (the “Confidentiality Agreements”), any and all information or data (written, electronic or oral) provided at any time to such Noteholder or its Representatives in connection with the transactions contemplated by the Transaction Documents, subject to the limitations and exceptions and other terms and conditions of the Confidentiality Agreements or as may be required under applicable securities Laws; provided, however, that the Confidentiality Agreements shall be deemed to be amended hereby such that the obligations thereunder (and therefore hereunder) shall not terminate upon the consummation of the Transaction (as defined in the Confidentiality Agreements) and the Term (as defined in the Confidentiality Agreements) shall be extended to the date that is eighteen (18) months following the date hereof.

2.4                               Transfer of Convertible Notes.  Between the date of this Agreement and the earlier of: (i) the termination of this Agreement and (ii) the Effective Time, each Noteholder agrees that it shall not, directly or indirectly, by operation of Law or otherwise, sell, contract to sell, give, assign, grant a Lien on, offer, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, any economic, voting or other rights in or to (collectively, “Transfer”), all or any portion of its Convertible Notes or any interest therein, other than to the Company, unless the transferee thereof (a) executes a Joinder Agreement, in form and substance reasonably acceptable to the Company, whereby such transferee agrees (1) to become a party to this Agreement and (2) to be fully bound by the terms, and subject to all of the conditions, of this Agreement as though an original party (the “Joinder Agreement”) and (b) delivers the Joinder Agreement to an officer of the Company, which delivery is acknowledged in writing by such officer.  Any Transfer by a Noteholder in violation of this Section 2.4 shall be deemed void ab initio.

2.5                               Reservation and Listing.  The Company shall (a) from and after the Effective Time maintain a reserve from its duly authorized Company Common Stock for issuance of the shares of Company Common Stock to be issued upon conversion of the Modified Convertible Notes, (b) prepare and timely file with NASDAQ a subsequent listing application covering all of shares of Company Common Stock comprising the Stock Payment and the Company Common Stock to be issued upon conversion of the Modified Convertible Notes, (c) use reasonable best efforts to cause the shares of Company Common Stock comprising the Stock Payment and the Company Common Stock to be issued upon conversion of the Modified Convertible Notes to be approved for listing on NASDAQ as soon as reasonably practicable following the date hereof and in any event prior to the Closing Date and (d) use reasonable best efforts to maintain the listing of the Company Common Stock comprising the Stock Payment and the shares of Company Common Stock to be issued upon conversion of the Modified Convertible Notes on NASDAQ.

2.6                               Notification of Certain Matters.  The Company shall give prompt notice to the Noteholders, and Mr. Kim and Fireman shall give prompt notice to the Company, of (i) any notice or other communication received by such party from any Governmental Authority in connection with any of the transactions contemplated by this Agreement or from any Person alleging that the consent of such Person is or may be required in connection with this Agreement or any of the transactions contemplated by this Agreement, (ii) any actions, suits, claims, investigations or proceedings commenced or, to such party’s knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to this Agreement or any of the transactions contemplated by this Agreement, (iii) the termination of the Merger Agreement in accordance with its terms prior to the Rollover Time, or (iv) the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, is reasonably likely to (A) in the case of the Company, cause the conditions set forth in Section 3.2(a) or Section 3.2(b) not to be satisfied and (B) in the case of the Noteholders, cause the conditions set forth in Section 3.3(a) or Section 3.3(b) not to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 2.6 shall not (x) cure any breach of, or non-compliance with, any provision of this Agreement or (y) limit the remedies available to the party receiving such notice.

2.7                               Fees and Expenses.  At the Effective Time, the Company will reimburse Mr. Kim and Fireman in an amount equal to $250,000 in the aggregate for certain fees and expenses of B. Riley & Co., LLC incurred in connection with this Agreement, the Modified Convertible Notes and the Employment Agreement by and among the Company, Hudson Clothing Holdings, Inc., HC Acquisition Holdings, Inc. and Mr. Kim.  Such reimbursement shall be made on the Closing Date by wire transfer of immediately available funds to the account or accounts specified by Mr. Kim and Fireman on no less than two days’ prior notice.  Except as otherwise provided herein, all fees and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses.

2.8                               Amendments, Modifications and Waivers of the Transaction Documents.  Without the prior written consent of Mr. Kim and Fireman, which consent shall not be unreasonably withheld, conditioned or delayed, the Company and its Subsidiaries shall not amend, modify or waive any provisions of the Transaction Documents so as to materially alter the form of consideration to be paid to holders of RG Units under the Merger Agreement or to TCP Denim, LLC, a Delaware limited liability company, under the Stock Purchase Agreement or the amount of consideration payable by or to the Company or any of its Subsidiaries in connection with the transactions contemplated by the Transaction Documents or materially alter the aggregate amount of the indebtedness or any preferred stock of the Company or any of its Subsidiaries contemplated in connection therewith, in each case in a manner that would reasonably be likely to be adverse to the economic benefits to the Noteholders of the Stock Payment or Modified Note Payment contemplated hereby.

2.9                               Section 16 Matters.  The Company Board shall, prior to the Effective Time, take all such actions as may be necessary or appropriate to cause the transactions contemplated by this Agreement, including the contribution of the Convertible Notes to the Company and the issuance by the Company of the Company Common Stock and the Modified Convertible Notes pursuant to this Agreement to be exempt under Rule 16b-3 promulgated under the Exchange Act.

ARTICLE 3
CONDITIONS

3.1                               Conditions to Each Party’s Obligations.  The respective obligations of each party hereto to consummate the transactions contemplated hereby shall be subject to the satisfaction (or waiver, if permissible under applicable Law, by Mr. Kim and Fireman, the Company and RG) on or prior to the Closing Date of the following conditions:

(a)                                 No Injunctions or Restraints.  No Law or Order enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority shall be in effect enjoining, restraining, preventing or prohibiting consummation of the transactions contemplated hereby or making the consummation of the transactions contemplated hereby illegal.

(b)                                 Consummation of the Merger Agreement.  The Merger shall have been consummated in accordance with the terms of the Merger Agreement, as may be amended or modified after the date hereof in compliance with Section 2.8.

3.2                               Conditions to the Obligations of the Noteholders.  The obligations of the Noteholders to consummate the transactions contemplated hereby shall be subject to the satisfaction, or waiver by Mr. Kim and Fireman, of each of the following conditions:

(a)                                 Representations and Warranties.  (i) The representations and warranties of the Company set forth in Section 1.7(a), Section 1.7(b), Section 1.7(c)(i), Section 1.7(e), Section 1.7(f), Section 1.7(g), Section 1.7(h) and Section 1.7(i) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date and immediately prior to the Merger, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), (ii) all other representations and warranties of the Company set forth in this Agreement and the representations and warranties of the Company set forth in Section 2.5, Section 2.6, Section 2.7 and Section 2.8 of the Merger Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to not be so true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” set forth therein) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and (iii) the representations and warranties of RG set forth in Section 3.1, Section 3.2(a) and Section 3.3 of the Merger Agreement shall be true and correct in all respects (other than, in the case of Section 3.3, for such failures to be true and correct as are de minimis in effect) as of the date of this Agreement and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date).  The Noteholders shall have received a certificate signed on behalf of the Company by the Interim Chief Executive Officer and Chief Financial Officer thereof to such effect, and the Company shall have received the certificate required to be delivered by RG pursuant to Section 5.3(a) of the Merger Agreement, a copy of which will have been provided to the Noteholders but, for the avoidance of doubt, the delivery of such copy shall not, and shall not be deemed to, give the Noteholders a right to make claims against RG or the Company.

(b)                                 Performance of Obligations of Company.  The Company shall have performed or complied in all material respects with their respective obligations, agreements and covenants required to be performed or complied with by it under this Agreement at or prior to the Closing Date and the Noteholders shall have received a certificate signed on behalf of the Company by the Interim Chief Executive Officer and Chief Financial Officer thereof to such effect.

(c)                                  Closing Deliveries.  The Company shall have made, or caused to be made, delivery to the Noteholders of the items required to be delivered to the Noteholders pursuant to Section 1.4(b).

3.3                               Conditions to the Obligations of the Company.  The obligations of the Company to consummate the transactions contemplated hereby shall be subject to the satisfaction, or waiver by the Company, of each of the following conditions:

(a)                                 Representations and Warranties.  (i) The representations and warranties of the Noteholders set forth in Section 1.6(a), Section 1.6(b), Section 1.6(d) and Section 1.6(e) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date, as if made at and as of such time and (ii) all other representations and warranties of the Noteholders set forth in this Agreement shall be true and correct (disregarding all qualifications or limitations as to “materiality” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date as though made on the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a material effect on the Noteholder’s ability to, in a timely manner, perform its obligations under this Agreement or consummate the transactions contemplated hereby.

(b)                                 Performance of Obligations of the Noteholders.  The Noteholders shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

(c)                                  Closing Deliveries.  The Noteholders shall have made, or caused to be made, delivery to the Purchaser of the items required to be delivered to the Purchaser pursuant to Section 1.4(a).

ARTICLE 4
MISCELLANEOUS

4.1                               Survival of Representations and Warranties.  The representations and warranties will not survive the Closing.

4.2                               Notices.  All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

(i)                                     if to the Company, to:

Joe’s Jeans Inc.
2340 S. Eastern Avenue
Commerce, CA 90040
Attention:  Interim Chief Executive Officer
Facsimile:  (323) 837-3791

with a copy (which shall not constitute notice) to:

Akin Gump Strauss Hauer & Feld LLP
1333 New Hampshire Avenue NW
Washington DC 20036
Attention:  Russell W. Parks, Jr.
Erica D. McGrady
Facsimile:  (202) 887-4288

(ii)                                  if to any Noteholder, to the address identified for such Noteholder on the signature page for such Noteholder attached hereto.

or such other address or facsimile number as such party may hereafter specify by like notice to the other parties hereto.  All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a Business Day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

4.3                               Interpretation.  When a reference is made in this Agreement to a Section, Article or Exhibit such reference shall be to a Section, Article or Exhibit of this Agreement unless otherwise indicated.  All words used in this Agreement will be construed to be of such gender or number as the circumstances require.  All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein.  The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified.  References to the Company Disclosure Schedule refer to the applicable sections of such schedules delivered pursuant to the Merger Agreement and any disclosure made on any other section of such schedules that is applicable (if such applicability is reasonably apparent on its face).

4.4                               Entire Agreement.  This Agreement (including the Exhibits and Schedules hereto), and the Confidentiality Agreements constitute the entire agreement, and supersedes all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings, among the parties hereto with respect to the subject matter hereof.

4.5                               Governing Law.  The internal laws of the State of Delaware, irrespective of its conflicts of law principles, shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.  The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located within the State of Delaware (the “Chosen Courts”) solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court.  With respect to any particular action, suit or proceeding, venue shall lie solely in Delaware.

4.6                               Assignment; Successors.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

4.7                               Enforcement.  The parties to this Agreement agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties to this Agreement shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this

Agreement in the Chosen Courts, this being in addition to any other remedy at law or in equity, and the parties to this Agreement hereby waive any requirement for the posting of any bond or similar collateral in connection therewith.  The parties acknowledge and agree that each party hereto shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.  Each party hereto agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (1) the other party has an adequate remedy at law or (2) an award of specific performance is not an appropriate remedy for any reason at law or equity.

4.8                               Currency.  All references to “dollars” or “$” or “US$” in this Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement.

4.9                               Severability.  Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

4.10                        Waiver of Jury Trial.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

4.11                        Counterparts; Facsimile Signature.  This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.  Facsimile or other electronically scanned and transmitted signatures shall be deemed originals for all purposes of this Agreement.

4.12                        No Presumption Against Drafting Party.  Each party to this Agreement acknowledges that such party has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement.  Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

4.13                        Termination.  This Agreement shall automatically be terminated and of no effect upon the termination of the Merger Agreement in accordance with its terms prior to the Rollover Time.  This Agreement shall also be terminated upon written notice by the Company, on the one hand, or by Mr. Kim and Fireman on the other hand, if the Rollover Time has not occurred prior to April 8, 2016.  In the event of the termination of this Agreement as provided in this Section 4.13, written notice thereof shall be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than this Article 4, which shall survive termination of this Agreement), and there shall be no liability on the part of the Noteholders, the Company, or any of their Affiliates or Representatives and all Convertible Notes, if previously delivered to the Company, shall be returned to the Noteholders and the Stock Payment and the Modified Notes Payment to be issued hereunder shall be deemed not to have been issued or outstanding.

4.14                        Amendment; Waiver.  Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the Company, Mr. Kim and Fireman.  No course of dealing or any delay or failure to exercise any right, power or remedy hereunder on the part of any party hereto shall operate as a waiver of or otherwise prejudice such party’s rights, powers or remedies.

4.15                        Spousal Consent.  Each Noteholder who is an individual and who is married on the date of this Agreement and resides in California shall cause such Noteholder’s spouse to execute and deliver to the Company a consent of Spouse in the form of Exhibit A attached hereto (a “Spousal Consent”), dated as of the date hereof.  If any Noteholder who is an individual should marry following the date of this Agreement and resides in California, such Noteholder shall cause his or her spouse to execute and deliver to the Company a Spousal Consent within thirty (30) days thereafter.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Rollover Agreement as of the date first written above.

JOE’S JEANS INC.

By:	/s/ Hamish Sandhu
	Name:	Hamish Sandhu
	Title:	CFO

[Signature Page to Rollover Agreement]

NOTEHOLDER

/s/ Paul Cardenas
Paul Cardenas

[Signature Page to Rollover Agreement]

CONSENT OF SPOUSE

I, Mabel Cardenas, spouse of Paul Cardenas, acknowledge that I have read the Rollover Agreement, dated as of September 8, 2015, to which this Consent is attached as Exhibit A (the “Agreement”), and that I know the contents of the Agreement.  I am aware that the Agreement contains provisions regarding the voting and transfer of Convertible Notes that my spouse may own, including any interest I might have therein.

I hereby agree that my interest, if any, in any Convertible Notes subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in such Convertible Notes shall be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent.  I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Dated:	August 21, 2015	/s/ Mabel Cardenas

NOTEHOLDER

/s/ Tony Chu

[Signature Page to Rollover Agreement]

CONSENT OF SPOUSE

I, Meelim Kim, spouse of Tony Chu, acknowledge that I have read the Rollover Agreement, dated as of September 8, 2015, to which this Consent is attached as Exhibit A (the “Agreement”), and that I know the contents of the Agreement.  I am aware that the Agreement contains provisions regarding the voting and transfer of Convertible Notes that my spouse may own, including any interest I might have therein.

I hereby agree that my interest, if any, in any Convertible Notes subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in such Convertible Notes shall be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent.  I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Dated:	August 22, 2015	/s/ Meelim Kim

NOTEHOLDER

/s/ Barbara Cook

[Signature Page to Rollover Agreement]

CONSENT OF SPOUSE

I, Alex Daneman, spouse of Barbara Cook, acknowledge that I have read the Rollover Agreement, dated as of September 8, 2015, to which this Consent is attached as Exhibit A (the “Agreement”), and that I know the contents of the Agreement.  I am aware that the Agreement contains provisions regarding the voting and transfer of Convertible Notes that my spouse may own, including any interest I might have therein.

I hereby agree that my interest, if any, in any Convertible Notes subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in such Convertible Notes shall be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent.  I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Dated:	August 21, 2015	/s/ Alex Daneman

NOTEHOLDER

FIREMAN CAPITAL CPF HUDSON CO-INVEST LP

By: Fireman Partners CPF GP I LLC, its General Partner
By: Fireman Capital Partners LLC, its Managing Member

/s/ Dan Fireman
Name: Dan Fireman
Its: Managing Partner

c/o Fireman Capital Partners LLC
Watermill Center
800 South Street, Suite 600
Waltham, MA 02453
Attention: Dan Fireman
E-Mail: dan.fireman@firemancapital.com
Telephone: 617-671-0555
Facsimile: 617-236-8111

with a copy to:
McDermott Will & Emery LLP
340 Madison Avenue
New York, New York 10173
Attention: Todd Finger
E-Mail: tfinger@mwe.com
Telephone: 212-547-5400
Facsimile: 212-547-5444

[Signature Page to Rollover Agreement]

NOTEHOLDER

/s/ Chris Lynch

[Signature Page to Rollover Agreement]

CONSENT OF SPOUSE

I, Dionne Lynch, spouse of Christopher M. Lynch, acknowledge that I have read the Rollover Agreement, dated as of September 8, 2015, to which this Consent is attached as Exhibit A (the “Agreement”), and that I know the contents of the Agreement.  I am aware that the Agreement contains provisions regarding the voting and transfer of Convertible Notes that my spouse may own, including any interest I might have therein.

I hereby agree that my interest, if any, in any Convertible Notes subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in such Convertible Notes shall be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent.  I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Dated:	August 20, 2015	/s/ Dionne L. Lynch

NOTEHOLDER

/s/ Peter Kim
Name: Peter Kim

with a copy to:
Sullivan & Cromwell LLP
1888 Century Park East, Suite 2100
Los Angeles, California 90067
Attention: Patrick S. Brown
E-Mail: brownp@sullcrom.com
Telephone: 310-712-6603
Facsimile: 310-712-8800

[Signature Page to Rollover Agreement]

CONSENT OF SPOUSE

I, Seimie Kim, spouse of Peter Kim, acknowledge that I have read the Rollover Agreement, dated as of September 8, 2015, to which this Consent is attached as Exhibit A (the “Agreement”), and that I know the contents of the Agreement.  I am aware that the Agreement contains provisions regarding the voting and transfer of Convertible Notes that my spouse may own, including any interest I might have therein.

I hereby agree that my interest, if any, in any Convertible Notes subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in such Convertible Notes shall be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent.  I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Dated:	August 21, 2015	/s/ Seimie Kim

[Signature Page to Rollover Agreement]

Schedule A

Company Capital Stock

Name	Principal Amount as of 7/1/2015	Accrued Interest as of 7/1/2015	Stock Payment Percentage	Cash Payment Percentage	Modified Note Payment Percentage
Peter Kim	14,812,425	987,124	25.0	25.0	50.0
Paul Cardenas	5,697,090	379,663	25.0	25.0	50.0
Tony Chu	2,278,839	151,865	25.0	25.0	50.0
Chris Lynch	7,697	513	25.0	25.0	50.0
Ben Taverniti	177,879	11,854	25.0	25.0	50.0
Barbara Cook	855,954	57,042	25.0	25.0	50.0
Fireman Capital CPF Hudson Co-Invest LP	10,160,654	348,556	50.0	25.0	25.0